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                                                                    Exhibit 6.12

                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                                     30th Floor
                            San Diego, California 92101

_______________, 1997

Nicholas-Applegate Securities
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

         This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as additional Portfolios thereunder:

    Nicholas-Applegate Large Cap Growth Portfolio A
    Nicholas-Applegate Large Cap Growth Portfolio B
    Nicholas-Applegate Large Cap Growth Portfolio C
    Nicholas-Applegate Large Cap Growth Qualified Portfolio

In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,


________________________
John D. Wylie, President


AGREED:
Nicholas-Applegate Securities
By:      Nicholas-Applegate Capital
    Management Holdings, L.P.,
    its general partner
By: Nicholas-Applegate Capital
    Management Holdings, Inc.,
    its general partner


By:________________________________
    E. Blake Moore, Jr., Secretary